UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2018

CALADRIUS BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33650 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

110 Allen Road, Second Floor, Basking Ridge, NJ 07920
(Address of Principal Executive Offices)(Zip Code)

(908) 842-0100
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.
On February 8, 2018, Caladrius Biosciences, Inc., a Delaware corporation (the “Company”), entered into a Common Stock Sales Agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”), as sales agent, in connection with an “at the market offering” under which the Company from time to time may offer and sell shares of its common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $12,000,000 (the “Shares”). Shares sold under the Sales Agreement will be offered and sold pursuant to the Company’s previously filed and effective Registration Statement on Form S-3 (Registration No. 333-206175) (the “Registration Statement”) and a prospectus supplement and accompanying base prospectus that the Company expects to file with the Securities and Exchange Commission (the “SEC”) relating to the Shares shortly after the filing of this Current Report on Form 8-K.
Subject to the terms and conditions of the Sales Agreement, Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares from time to time, based upon the Company’s instructions, including any price, time or size limits specified by the Company. The Company has provided Wainwright with customary indemnification rights, and Wainwright will be entitled to a commission at a fixed commission rate equal to 3.0% of the gross proceeds per Share sold. In addition, pursuant to the terms of the Sales Agreement, the Company has agreed to reimburse Wainwright for the documented fees and costs of its legal counsel reasonably incurred in connection with (i) entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $50,000 in the aggregate and (ii) Wainwright’s ongoing diligence, drafting and other filing requirements arising from the transactions contemplated by the Sales Agreement in an amount not to exceed $2,500 in the aggregate per calendar quarter. Sales of the Shares, if any, under the Sales Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Company has no obligation to sell any of the Shares, and may at any time suspend sales under the Sales Agreement or terminate the Sales Agreement. The Sales Agreement will terminate upon the sale of all of the Shares under the Sales Agreement unless terminated earlier by either party as permitted under the Sales Agreement.
The Company currently intends to use the net proceeds from the offering, if any, for working capital and general corporate purposes, which include, but are not limited to, advancing its product portfolio, acquiring the rights to new product candidates, and general and administrative expenses.
The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.
The opinion of the Company’s counsel regarding the validity of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K. This opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.
The Company cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements. These forward-looking statements include statements regarding the Company’s ability to sell Shares pursuant to the Sales Agreement. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of these statements, results or sales will be achieved or completed due in part to risks and uncertainties inherent in the Company’s business, including those described in the Company’s Form 10-K for the year ended December 31, 2016 filed with the SEC on March 17, 2017. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Common Stock Sales Agreement, dated February 8, 2018, by and between Caladrius Biosciences, Inc. and H.C. Wainwright & Co., LLC.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (contained in Exhibit 5.1).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALADRIUS BIOSCIENCES, INC.

Dated: February 8, 2018	By:	/s/ David J. Mazzo
	Name:	David J. Mazzo, PhD
	Title:	President and Chief Executive Officer